Exhibit 99.1

Pier 1 Imports, Inc. Revises Full Year Fiscal 2015 Financial Guidance

FORT WORTH, Texas--(BUSINESS WIRE)--February 10, 2015--Pier 1 Imports, Inc. (NYSE:PIR) today announced revised financial guidance for the fiscal year ending February 28, 2015. The Company’s outlook reflects softer than expected sales in January and February, as well as higher than forecast expenses, primarily related to incremental supply chain costs. In a separate press release today, the Company also announced that Senior Executive Vice President and Chief Financial Officer Charles H. Turner has retired and Laura A. Coffey, a 17-year veteran of Pier 1 Imports, has been named Executive Vice President – Interim Chief Financial Officer, effective immediately.

Alex W. Smith, President and Chief Executive Officer, stated, “I am extremely disappointed that we will not achieve our prior financial guidance. Following a strong holiday period, we registered respectable company comparable sales growth of 5.7% in January -- but the results were well below our forecast, which had overestimated the recapture of lost sales from last year’s storms. This is also causing us to take a more cautious view of sales for February.”

“From an earnings perspective, our revised outlook reflects the sales shortfall, as well as unplanned supply chain expenses, some of which will be ongoing through the first quarter of fiscal 2016. These primarily include incremental distribution center costs that affect our gross profit.”

Mr. Smith continued, “The failure to adequately forecast the revenue and expenses in our business is a financial issue which has been aggressively addressed. From a brand and competitive perspective, our business is sound. Sales trends are in the mid-single-digits and customer response to our spring and Easter assortments has been good. Equally important, we are managing our promotional cadence well, with promotional discounts below last year. We are also continuing to experience momentum in e-Commerce sales penetration, which exceeded 15% in January and is running above 10% year-to-date. The problems impacting our fourth quarter financial results do not undermine our confidence in our 1 Pier 1 strategy, our customers’ view of the Pier 1 Imports brand, or our ability to move toward the productivity levels we enjoyed as a brick-and-mortar retailer now that our transition to omni-channel is nearly complete.”

Financial Guidance

The Company updated its financial guidance for fiscal 2015 as follows:

  Company comparable sales growth, which includes e-Commerce, of approximately 5%;
  Gross profit, as a percentage of sales, of approximately 40.2%;
  Selling, general and administrative expenses, as a percentage of sales, of approximately 31%;
  EBITDA, as a percentage of sales, of approximately 9.4%;
  Depreciation expense of approximately $47 million;
  Interest expense, net of other income, of approximately $8 million;
  An effective tax rate of approximately 38%;
  Earnings per diluted share in the range of $0.80 to $0.83 (excluding retirement-related expenses), utilizing a fully diluted share count of approximately 92 million;
  Inventories at fiscal year-end of approximately $480 million.

Fourth Quarter and Full-Year Fiscal 2015 Financial Results

The Company will report fourth quarter and full-year fiscal 2015 results for the period ending February 28, 2015 on Wednesday, April 8, 2015 after the market close and will host a conference call that afternoon to discuss the results. The Company will provide its financial outlook for fiscal 2016 at that time.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). This press release references a non-GAAP financial measure, EBITDA.

EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes EBITDA is a meaningful indicator of the Company’s performance that provides useful information to investors regarding its financial condition and results of operations. Management uses EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. This non-GAAP financial measure should not be considered in isolation or used as an alternative to GAAP financial measures and does not purport to be an alternative to net income as a measure of operating performance.

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K and other filings. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083
or
Pier 1 Imports, Inc.
Kelley Buchhorn, 817-252-7827
or
The Blueshirt Group
Christine Greany, 858-523-1732